EXHIBIT 5
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
         GIORDANO, HALLERAN & CIESLA
          A PROFESSIONAL CORPORATION              JOHN C. GIORDANO,     ELIZABETH CHRISTIAN        OF COUNSEL:
                                                  JR.                   ANDREW B. ROBINS        S. THOMAS GAGLIANO
               ATTORNEYS AT LAW                   JOHN R. HALLERAN      MICHAEL A. BRUNO       MICHELE A. QUERQUES
                                                  FRANK R. CIESLA       KURT E. ANDERSON       RICHARD L. FRIEDMAN
              PLEASE RESPOND TO:                  BERNARD J. BERRY,     PAUL T. COLELLA                |_|o
         U.S. POSTAL SERVICE ADDRESS:             JR.                   GERALD P. LALLY
             POST OFFICE BOX 190                  THOMAS A. PLISKIN     SEAN E. REGAN                -------
         MIDDLETOWN, NEW JERSEY 07748             JOHN A. AIELLO        JAY S. BECKER
                                                  MICHAEL J. GROSS      TIMOTHY D. LYONS         JOHN C. GIORDANO
                     OR:                          JOHN A. GIUNCO        J. SCOTT ANDERSON          (1921-1989)
 HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:     EDWARD S. RADZELY     PETER B. BENNETT
              125 HALF MILE ROAD                  SHARLENE A. HUNT      LAURENCE I.                  -------
          RED BANK, NEW JERSEY 07701              PHILIP D. FORLENZA    ROTHSTEIN
                                                  MICHAEL J. CANNING    ROBERT J. FEINBERG
                (732) 741-3900                    |_|
             FAX: (732) 224-6599                  PAUL H. SCHNEIDER          -------        |_| CERTIFIED BY
                                                                                                THE SUPREME COURT
                www.ghclaw.com                          -------         CATHERINE J. BICK       OF NEW JERSEY AS A
                                                                        MONICA J. CERES         CIVIL TRIAL ATTORNEY
                                                  LAURA N. ANDERSON     CAROLINE J. BERDZIK
                                                  PAMELA J. KNAUER      CRAIG D. GOTILLA
                                                  MICHAEL A. PANE, JR.  LISA MICELI WATERS
                                                  NONA BALABAN KROLL    R. BRETT MADDEN       o CERTIFIED BY THE
                                                  DERRICK A. SCENNA     JAYNE M. WESLER         SUPREME COURT OF
                                                  STEPHEN D. BIRD       ROBERT E. BRENNAN,      NEW JERSEY AS A
                                                  PATRICK S. CONVERY    JR.                     CRIMINAL TRIAL
                                                  STEVEN M. DALTON                              ATTORNEY



DIRECT DIAL NUMBER          DIRECT EMAIL                                CLIENT/MATTER NO.
(732) 219-5484              pcolella@ghclaw.com                         10971/0013

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                                                       June 19, 2002


Board of Directors
Monmouth Community Bancorp
627 Second Avenue
Long Branch, New Jersey  07740

Gentlemen:

     We refer to the Registration Statement on Form SB-2 (Registration No. 333-87352) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed by Monmouth Community Bancorp, a New Jersey corporation (the "Holding Company"), with the Securities and Exchange Commission for the registration of the following securities which are proposed to be offered and sold by the Holding Company: (a) a maximum of 1,023,415 rights (the "Rights") to purchase shares of the Holding Company's Common Stock, par value $.01 per share ("Common Stock"), and (b) a maximum of 1,173,415 shares of Common Stock, of which 1,023,415 will be available for issuance upon the exercise of the Rights (the "Shares Reserved for Rights").

     We have acted as counsel to the Holding Company in connection with the Registration Statement and the offering of Rights and shares of Common Stock contemplated thereby. As such counsel, we have examined and are familiar with the Certificate of Incorporation and By-Laws of the Holding Company, the minutes of the meetings of the shareholders and directors of the Holding Company, and the corporate stock records of the Holding Company. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Holding Company and such other documents and records as we have considered necessary for purposes of the opinions expressed herein.

     We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. Moreover, we have relied upon the accuracy of any certificates

GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

Monmouth Community Bancorp
June 19, 2002
Page 2


of public officials examined by us, and, as to matters of fact, upon officers and directors of the Holding Company. We have also relied on the records of the Holding Company and have assumed the accuracy and completeness thereof.

     We express no opinion as to the laws of any jurisdiction other than those of the United States of America, and the laws of the State of New Jersey.

            Based upon and subject to the foregoing, we are of the opinion that:

       (1) The Rights have been duly authorized, and, when issued, will constitute legal and binding obligations of the Holding Company in accordance with the terms set forth in the Registration Statement and the Rights Exercise Notice filed as an exhibit thereto.

       (2) The 1,023,415 Shares Reserved for Rights which are issuable upon exercise of the Rights have been duly authorized, and, when issued upon exercise of the Rights in accordance with the terms thereof and the Rights Exercise Notice, will be validly issued, fully paid and non-assessable.

       (3) The 150,000 shares of Common Stock, plus the number of Shares Reserved for Rights which are not purchased during the period when the Rights may be exercised, have been duly authorized, and, when issued and paid for in accordance with the terms set forth in the Registration Statement and the Subscription Agreement filed as an exhibit thereto, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Securities and Exchange Commission.


                                                Very truly yours,

                                                /s/ Giordano, Halleran & Ciesla
                                                -------------------------------
                                                A Professional Corporation

                                                GIORDANO, HALLERAN & CIESLA
                                                A Professional Corporation

PTC/pjk